UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400 Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TTMI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On September 24, 2026, TTM Technologies, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $500 million in aggregate principal amount of its 6.750% senior notes due 2034 (the “Notes”). The Offering was conducted as a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds of the Offering, together with expected borrowings from a $300 million incremental senior secured term loan A and a $800 million incremental senior secured term loan B (collectively, the “Incremental Facilities”), to fund the purchase price for the previously announced proposed acquisition of EDS Intermediate Holding, LLC (the “Acquisition”), for general corporate purposes, which may include reducing outstanding borrowings under the Revolving Credit Facility (as defined below) to fund the purchase price for the previously announced acquisition of Swiss Technology Group AG, and to pay related fees and expenses.

On September 24, 2026, the Company issued and sold the Notes, which were priced at par value. Interest on the Notes accrues at the rate of 6.750% per annum and is payable semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on April 1, 2027. The Notes were issued pursuant to an indenture, dated as of September 24, 2026 (the “Indenture”), by and among the Company, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”).

The Notes are irrevocably and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Company’s subsidiaries that guarantee its senior secured credit facilities (collectively, the “Guarantors”), including its term loan B due 2030 (the “Term Loan Facility”) and its revolving credit facility (the “Revolving Credit Facility”), subject to certain exceptions. The Notes and related guarantees are senior unsecured obligations of, respectively, the Company and its Guarantors, and rank equally in right of payment with all of the Company’s and Guarantors’ existing and future senior unsecured indebtedness, including the Company’s outstanding 4.000% senior notes due March 1, 2029. The Notes and related guarantees will be effectively subordinated to any of the Company’s and Guarantors’ existing and future secured debt, including the Term Loan Facility, the Revolving Credit Facility and the Incremental Facilities. In addition, the Notes and related guarantees are structurally subordinated to all of the existing and future liabilities (including trade payables and letters of credit) of each of the Company’s subsidiaries that do not guarantee the Notes.

The Notes will mature on October 1, 2034. Prior to October 1, 2029, the Company may redeem (i) up to 40% of the original aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price of 106.750% of the principal amount of the Notes, plus accrued and unpaid interest, if any, and (ii) some or all of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest, if any. On or after October 1, 2029, the Company may redeem some or all of the Notes at the applicable redemption price as set forth in the Indenture. In addition, the Notes are subject to a special mandatory redemption if (i) the consummation of the Acquisition does not occur on or before the November 15, 2026, subject to automatic extension to May 15, 2027 in certain circumstances (the “Outside Date”) or (ii) the Company delivers a notice in writing to the Trustee stating it has determined that the consummation of the Acquisition will not occur on or before the Outside Date (each, a “Special Mandatory Redemption Event”). If a Special Mandatory Redemption Event occurs, the Company will be required to redeem the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest from the issuance date of the Notes to but excluding, the redemption date.

If the Company undergoes a change of control (as defined in the Indenture), it will be required to offer to purchase the Notes from holders at 101% of their principal amount. If the Company or its restricted subsidiaries dispose of assets, under certain circumstances, the Company will be required to use the net proceeds to make an offer to purchase the Notes from holders at an offer price in cash equal to 100% of the outstanding principal amount of such Notes. These restrictions and prohibitions are subject to certain qualifications and exceptions. Accrued and unpaid interest to the date of redemption or purchase on the Notes would also be payable in each of the foregoing events of redemption or purchase. Except for any Special Mandatory Redemption Event described above, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

The Indenture contains customary covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to pay dividends on, redeem or repurchase the Company’s capital stock, make investments or restricted payments, prepay, redeem or repurchase certain debt, enter into transactions with affiliates, sell assets, create liens, incur or guarantee additional indebtedness, designate unrestricted subsidiaries, issue certain preferred stock or similar equity securities, engage in a merger, sale or consolidation, and enter into agreements restricting the ability of the Company’s restricted subsidiaries to pay dividends and make other distributions. Certain of the covenants will be suspended upon the Notes achieving an investment grade rating from two or more specified rating agencies. In addition, the Indenture requires, among other things, the Company to prepare financial and current reports and make such reports available to the Trustee and holders of the Notes or file such reports electronically with the U.S. Securities and Exchange Commission. All of the covenants are subject to a number of important exceptions, limitations and qualifications under the Indenture. Repayment of the Notes may be accelerated upon the occurrence of customary events of default, including, but not limited to, failure to make payment, failure to comply with the obligations set forth in the Indenture, certain defaults on certain other indebtedness, and invalidity of the guarantees under the Notes issued pursuant to the Indenture.

The Company has various relationships with the initial purchasers of the Notes. Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. These initial purchasers, or their respective affiliates, have received, and may in the future receive customary fees and expenses for those services. In particular, affiliates of certain of the initial purchasers have a lending relationship with the Company under the Term Loan Facility and Revolving Credit Facility and have provided commitments with respect to the aggregate principal amount of $800 million for the incremental senior secured term loan B. In addition, future borrowings outstanding under the Revolving Credit Facility may be paid down with a portion of the proceeds from the Offering. As a result, affiliates of the initial purchasers may receive a portion of the net proceeds of the Offering. In addition, one of the initial purchasers is an affiliate of the Trustee.

Copies of the Indenture and form of Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (“Report”) and incorporated herein by reference thereto. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Report are also responsive to this Item 2.03 and are hereby incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.03. Material Modifications to Rights of Security Holders.

Pursuant to the terms of the Indenture, the Company is subject to certain restrictions on its ability to declare or pay any dividend or make any other payments or distributions on account of any capital stock of the Company and its restricted subsidiaries. The disclosures above under Item 1.01 of this Report regarding such restrictions are also responsive to this Item 3.03 and are hereby incorporated by reference into this Item 3.03.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. The statements also involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause the Company’s actual events or results to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Report:

Exhibit Number	Description

4.1	Indenture dated as of September 24, 2026, by and among the Company, the Guarantors named therein, and U.S. Bank Trust Company, National Association, as Trustee

4.2	Form of 6.750% Senior Notes due 2034 (included as exhibits to the Indenture filed as Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: September 24, 2026	/s/ Daniel J. Weber
By: Daniel J. Weber
Executive Vice President, Chief Legal Officer & Secretary